Exhibit 10.9b

SECOND AMENDMENT
TO
TRANSFER OF CONDOMINIUM
AND
AGREEMENT TO PAY MORTGAGE DEBT

AGREEMENT made as of the 31st day of March, 2013 between EDSON REALTY INC. (“Edson”), MICROPHASE CORPORATION (“Microphase”), MICROPHASE HOLDING COMPANY LLC (“MHC”), NECDET F. ERGUL (“Ergul”), and RONALD A. DURANDO (“Durando”).

RECITALS:

1.    The parties entered into an agreement in March 10, 2010 (the “Condo Agreement”) pursuant to which Edson conveyed to Durando the condominium apartment Unit No.1024 of Key Colony #1, Key Biscayne Florida (the “Condominium”), subject to an existing mortgage on the Condominium then amounting to $253,115 (the “Mortgage Debt”).

2.    The Condo Agreement contained an agreement on the part of Microphase to pay to Edson sufficient funds to satisfy the Mortgage Debt on or before March 10, 2012 (the “Final Due Date”), in return for the surrender by Edson to Microphase for redemption of 2,533 shares of Microphase Preferred Stock (the “Microphase Preferred”). The Final Due Date was later extended to March 31, 2013 by an amendment to the Condo Agreement (the “First Amendment”) signed by the parties to the Condo Agreement as of March 31, 2012.

3.    Microphase has as of the date of this Agreement still failed to pay funds sufficient to satisfy the Mortgage Debt as called for in the First Amendment, and Edson has declared a default under the condo Agreement. To cure such default, the parties agree as follows:

AGREEMENTS:

1.    The Condo Agreement, as heretofore amended by the First Amendment, is hereby rescinded.

2.    Microphase hereby issues its note to Edson (the “Condo Note”), due on June 30, 2015, for $243, 267 (the current balance due on the Mortgage Debt), and to pay interest on the Note monthly in an amount equal to funds needed to pay the mortgagee holding the Mortgage Debt order to keep all payments due on the Mortgage Debt current so long as such Debt is not paid in full.

3.    Edson hereby returns to Microphase for redemption the Microphase Preferred.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

MICROPHASE CORPORATION		EDSON REALTY INC.

By:	/s/ Necdet F. Ergul	By:	/s/ Ronald A. Durando
	President		President

MICROPHASE HOLDING COMPANY, LLC

By:	/s/ Ronald A. Durando		/s/ Necdet F. Ergul
	Co Managers		Necdet F. Ergul

/s/ Ronald A. Durando
Ronald A. Durando